UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015

DIEGO PELLICER WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-189731	33-1223037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 11383 Washington, DC 20008
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (902) 483-8511

Type 1 Media, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2015, Thomas Baxter submitted his resignation from his position as secretary and a member of the Board of Directors of Diego Pellicer Worldwide, Inc.. (f/k/a Type 1 Media, Inc.) (the “Company”). Mr. Baxter’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 26, 2015, the Company filed a Certificate of Amendment to its Certificate of Incorporation, to change the name of the Company from “Type 1 Media, Inc.” to “Diego Pellicer Worldwide, Inc.”(the “Name Change”).

On March 2, 2015, the Company filed the Name Change, ticker symbol change, and an 11:1 forward split (the “Forward Split”) of the Company’s common stock with FINRA. Pending FINRA approved of the Forward Split, the total issued and outstanding shares of Common Stock will increase from 5,700,000 to 62,700,000.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
3.1	Certificate of Amendment of the Certificate of Incorporation of Type 1 Media, Inc., filed February 26, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIEGO PELLICER WORLDWIDE, INC.

Date: March 5, 2015	By:	/s/ Jonathan White
Jonathan White
President